EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-1 (No. 333-215307) of Midwest Energy Emissions Corporation of our report dated April 17, 2018, relating to the consolidated financial statements as of and for the years ended December 31, 2017 and 2016, which appears in this Annual Report on Form 10-K.

/s/ Schneider Downs & Co., Inc.

Columbus, Ohio

April 17, 2018